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                               HALE AND DORR LLP
                               COUNSELLORS AT LAW

                                WWW.HALEDORR.COM
                       60 STATE STREET - BOSTON, MA 02109
                         617-526-6000 - FAX 617-526-5000


                                                                     Exhibit 5.1



                                                                November 9, 2000


MKS Instruments, Inc.
Six Shattuck Road
Andover, MA  01810

    Re:  Registration Statement on Form S-4
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Ladies and Gentlemen:

     This opinion is furnished to you in connection with a Registration Statement on Form S-4 (File No. 333-______) (the "Registration Statement") filed with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Securities Act"), for the registration of an estimated 12,061,400 shares of Common Stock, no par value per share (the "Shares"), of MKS Instruments, Inc., a Massachusetts corporation (the "Buyer").

     The Shares are to be issued by the Buyer pursuant to an agreement and plan of merger and reorganization (the "Merger Agreement") entered into by and among the Buyer, Mango Subsidiary Corp., a Delaware corporation and wholly owned subsidiary of the Buyer (the "Transitory Subsidiary"), and Applied Science and Technology, Inc. (the "Company"), a Delaware corporation. Capitalized terms used herein and not otherwise defined shall have the respective meanings ascribed to such terms as in the Merger Agreement.

     We are acting as counsel for the Buyer and Transitory Subsidiary in connection with the issuance by the Buyer of the Shares. We have examined signed copies of the Registration Statement as filed with the Commission. We have also examined and relied upon the Merger Agreement, minutes of meetings of the stockholders and the Board of Directors of the Buyer as provided to us by the Buyer, stock record books of the Buyer as provided to us by the Buyer, the Amended and Restated Articles of Organization and By-Laws of the Buyer, each as restated and/or amended to date, and such other documents as we have deemed necessary for purposes of rendering the opinions hereinafter set forth.

     In our examination of the foregoing documents, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as


BOSTON       NEW YORK       WASHINGTON        RESTON         LONDON*     OXFORD*
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             Hale and Dorr LLP Includes Professional Corporations
                     *an independent joint venture law firm
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MKS Instruments, Inc.
November 9, 2000
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originals, the conformity to original documents of all documents submitted to us as copies, the authenticity of the originals of such latter documents and the legal competence of all signatories to such documents.

     We assume that the appropriate action will be taken, prior to the offer and sale of the Shares in accordance with the Merger Agreement, to register and qualify the Shares for sale under all applicable state securities or "blue sky" laws.

     We express no opinion herein as to the laws of any state or jurisdiction other than the state laws of the Commonwealth of Massachusetts, the Delaware General Corporation Law statute and the federal laws of the United States of America. To the extent that any other laws govern the matters as to which we are opining herein, we have assumed that such laws are identical to the state laws of the Commonwealth of Massachusetts, and we are expressing no opinion herein as to whether such assumption is reasonable or correct.

     Based upon and subject to the foregoing, we are of the opinion that the Shares have been duly authorized for issuance and, when the Shares are issued and paid for in accordance with the terms and conditions of the Merger Agreement, the Shares will be legally issued, fully paid and non-assessable.

     It is understood that this opinion is to be used only in connection with the offer and sale of the Shares while the Registration Statement is in effect.

     Please note that we are opining only as to the matters expressly set forth herein, and no opinion should be inferred as to any other matters. This opinion is based upon currently existing statutes, rules, regulations and judicial decisions, and we disclaim any obligation to advise you of any change in any of these sources of law or subsequent legal or factual developments which might affect any matters or opinions set forth herein.

     We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement in accordance with the requirements of
Item 601(b)(5) of Regulation S-K under the Securities Act and to the use of our name therein and in the related Prospectus under the caption "Legal Matters." In giving such consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission.


                                                       Very truly yours,

                                                       /s/ Hale and Dorr LLP

                                                       HALE AND DORR LLP